As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

 ___________________

Microvast Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	6770	83-2530757
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

12603 Southwest Freeway, Suite 300
Stafford, Texas 77477
(281) 491-9505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 ___________________

Isida Tushe
President, General Counsel and Corporate Secretary
Microvast Holdings, Inc.
12603 Southwest Freeway, Suite 300
Stafford, Texas 77477
(281) 491-9505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 ___________________

With copies to: Alain Dermarkar Allen Overy Shearman Sterling US LLP 2601 Olive Street, 17th Floor Dallas, Texas 75201 (214) 271-5777	With copies to: William B. Nelson Taylor E. Landry Allen Overy Shearman Sterling US LLP 800 Capitol Street, Suite 2200 Houston, Texas 77002 (713) 354-4900

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Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 24, 2025

PROSPECTUS

MICROVAST HOLDINGS, INC.

$250,000,000

Common Stock

Preferred Stock

Warrants

Units

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We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of the securities that we will offer will not exceed $250,000,000.

In addition, the selling stockholder named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 5,500,000 shares of our common stock. We will not receive any proceeds from any sale of shares of our common stock by the selling stockholder. For a more detailed discussion of the selling stockholder, please read “Selling Stockholder.”

Our common stock and public warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “MVST” and “MVSTW,” respectively. On January 17, 2025, the last reported sales price of our common stock was $2.06 per share, and the last reported sales price of our public warrants was $0.37 per warrant.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by us or the selling stockholder through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

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You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risks. Please see “Risk Factors” beginning on page 5 of this prospectus for a discussion of certain risks that you should consider in connection with an investment in the securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is        , 2025.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. In addition, the selling stockholder named in this prospectus may sell up to 5,500,000 shares of our common stock as described in this prospectus in one or more offerings. Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Microvast,” “Company,” “we,” “us” or “our” are to Microvast Holdings, Inc. and, as applicable, its subsidiaries.

This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we or the selling stockholder, if applicable, sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and related free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” before you invest in any of these securities.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference, including those regarding our strategy, future operations, financial position, well expectations and drilling plans, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, service costs, impact of inflation, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “predict,” “potential,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties:

•	our ability to remain a going concern;
•	risk that we may not be able to execute our growth strategies or achieve profitability;
•	risk that we will not be able to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all, or pay our debts as they come due;
•	restrictions in our existing and any future credit facilities;
•	risks of operations in China;
•	the effects of mechanics liens filed by contractors that we do not have sufficient funds to pay;
•	the effects of existing and future litigation;
•	changes in general economic conditions, including high interest rates and associated Federal Reserve policies, a potential economic recession, and the impact of inflation on our business;
•	changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes;
•	changes in availability and price of raw materials;
•	labor relations, including the ability to attract, hire and retain key employees and contract personnel;
•	heightened awareness of environmental issues and concern about global warming and climate change;
•	risk that we are unable to secure or protect our intellectual property;
•	risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner;
•	risk that our customers will adjust, cancel or suspend their orders for our products;
•	risk of product liability or regulatory lawsuits or proceedings relating to our products or services;
•	the effectiveness of our information technology and operational technology systems and practices to detect and defend against evolving cyberattacks;
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•	changing laws regarding cybersecurity and data privacy, and any cybersecurity threat or event;
•	the effects and associated cost of compliance with existing and future laws and governmental regulations, such as the Inflation Reduction Act;
•	economic, financial and other impacts such as a pandemic, including global supply chain disruptions; and
•	the impacts of geopolitical events, including the ongoing conflicts between Russia and Ukraine and the Middle East.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE COMPANY

Microvast Holdings, Inc. is an advanced battery technology company headquartered in Stafford, Texas. We design, develop and manufacture battery components and systems primarily for electric commercial vehicles and utility-scale energy storage systems.

Microvast, Inc. was initially incorporated in Texas in 2006, then re-incorporated as a Delaware corporation in December 2015. On July 23, 2021, Tuscan Holdings Corp. (“Tuscan”) a Delaware corporation established in April 2016 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses consummated the acquisition of Microvast, Inc. pursuant to an Agreement and Plan of Merger dated February 1, 2021, between Tuscan, Microvast, Inc. and TSCN Merger Sub Inc. (the “Business Combination”). Following the Business Combination, we changed our name from Tuscan to “Microvast Holdings, Inc.”

Our principal executive offices are located at 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477, and our telephone number is (281) 491-9505. Our website is https://microvast.com. The information posted on our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.

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RISK FACTORS

Investing in any of our securities involves significant risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the heading “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference to this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or any documents incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the repayment or refinancing of all or a portion of any indebtedness outstanding at a particular time, increasing our working capital, acquisitions and capital expenditures.

We will not receive any proceeds from the sale of the common stock offered by the selling stockholder.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation (our “Charter”), our Amended and Restated Bylaws (our “Bylaws”), the Stockholders’ Agreement entered on July 26, 2021, the Registration Rights and Lockup Agreement entered into on July 26, 2021, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as applicable.

We have authorized the issuance of 800,000,000 shares of capital stock, consisting of 750,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Our common stock is traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MVST.” On January 13, 2025, there were 323,893,237 outstanding shares of common stock held by 274 stockholders of record.

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of shares of common stock will vote together as a single class (or, if the holders of one or more outstanding series of preferred stock are entitled to vote together with the holders of common stock as a single class, together with the holders of such other series of preferred stock) on all matters submitted to a vote of our stockholders generally. Generally, all matters to be voted on by stockholders must be approved by a majority (or, (1) in the case of election of directors, by a plurality and (2), in the case of amendment of the Charter, so long as Mr. Yang Wu (“Mr. Wu”) maintains beneficial ownership of at least 10% of the total voting power of all the outstanding shares of the Company entitled to vote generally in the election of directors, by a vote of at least 75%) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Dividend Rights. Subject to preferences that may be applicable to any outstanding series of preferred stock or any other outstanding class or series of stock, the holders of shares of common stock are entitled to receive such dividends or distributions, if any, as may be declared from time-to-time by the Board of Directors (the “Board”) out of funds or assets legally available therefor.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of common stock are entitled to the assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the common stock, then outstanding, if any.

Other Rights. The holders of common stock have no preemptive, preferential, or similar rights with respect to issuances of shares of stock of the Company. There are no redemption provisions or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock will be subject to those of the holders of any shares of preferred stock the Company may issue in the future.

Preferred Stock

No shares of preferred stock have been issued. The Charter authorizes the Board to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of common stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Stockholders’ Agreement

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On July 26, 2021, the Company, Mr. Yang Wu and Tuscan Holdings Acquisition LLC (the “Sponsor”) entered into the Stockholders’ Agreement. The Stockholders’ Agreement provides that Mr. Wu will have the right, but not the obligation, to nominate for election to the Board at every meeting of the stockholders of the Company at which directors are elected a number of individuals (rounded up to the nearest whole number) equal to (a) the total number of directors, multiplied by (b) the quotient obtained by dividing the shares of common stock beneficially owned by Mr. Wu by the total number of outstanding shares of common stock (each, a “Wu Director”) less the number of Wu Directors then serving on the Board and whose terms in office are not expiring at such meeting. The Stockholders’ Agreement provides that any increase or decrease in the number of directors will require the affirmative vote of the Wu Directors.

So long as the Sponsor beneficially owns at least 5,481,441 shares of common stock, the Sponsor will have the right, but not the obligation, to nominate for election to the Board at every meeting of the stockholders of the Company at which directors are elected, one individual (the “Sponsor Director”) less the number of Sponsor Directors then serving on the Board and whose terms in office are not expiring at such meeting.

Registration Rights and Lock-Up Agreement

On July 26, 2021, the Company entered into the Registration Rights and Lockup Agreement with stockholders of Microvast prior to the consummation of the Business Combination, the affiliates of certain former investors in our subsidiary Microvast Power System (Houzhou) Co. Ltd., the Sponsor and certain officers and directors of the Company, pursuant to which the Company was obligated to file a registration statement promptly following the closing of the Business Combination to register the resale of certain securities of the Company held by the parties to the Registration Rights and Lock-Up Agreement. The Registration Rights and Lock-Up Agreement provides the parties thereto with “piggy-back” registration rights and block trade registration rights, subject to certain requirements and customary conditions.

Anti-Takeover Effects of the Charter and the Bylaws

Some provisions of the Charter and the Bylaws, which are summarized in the following paragraphs, are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. However, these provisions may have the effect of rendering more difficult, discouraging, delaying, or preventing an acquisition deemed undesirable by Mr. Wu or the Board and therefore depress the trading price of the common stock.

Authorized but Unissued Capital Stock. Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board. The Charter provides that the Board (other than those directors, if any, elected by the holders of any outstanding series of preferred stock) is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company, as the classification of the Board makes it more time consuming for stockholders to replace a majority of the directors.

Number of Directors. The Charter provides that the number of directors on the Board will be fixed in the manner set forth in the Bylaws, except that any increase or decrease in the number of directors will require the affirmative vote of the directors appointed by Mr. Wu then in office.

Board of Director Vacancies. The Charter provides that, with respect to directors elected by the stockholders generally entitled to vote, (i) newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and (ii) that any director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal, which prevents stockholders from being able to fill vacancies on the Board.

Directors Removed Only for Cause. The Charter provides that any director elected by the stockholders generally entitled to vote may only be removed for cause.

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Special Meeting of Stockholders. The Charter provides that special meetings of stockholders may only be called by: (1) the Board, (2) the chairman of the Board or (3) Mr. Wu, so long as Mr. Wu beneficially owns at least 10% of the total voting power of the outstanding capital stock of the Company, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Action by Written Consent. The Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by consent in lieu of a meeting.

Supermajority Requirement for Amendments of the Charter. The DGCL generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation requires a greater percentage. The Charter provides that, so long as Mr. Wu owns at least 10% of the total voting power of the outstanding capital stock of the Company, the Charter may only be amended by the affirmative vote of at least 75% of the total voting power of the outstanding capital stock of the Company. If Mr. Wu ceases to own at least 10% of the total voting power of the outstanding capital stock of the Company, the Charter may be amended by the affirmative vote of a majority of the total voting power of the outstanding capital stock of the Company. Such requirement for a supermajority to approve amendments to the Charter could enable a minority of the stockholders of the Company to exercise veto power over such amendments.

Notice Requirements for Stockholder Proposals and Director Nominations. The Charter and Bylaws provide advance notice procedures for stockholders seeking to bring business before the special meeting of stockholders or to nominate candidates for election as directors at the special meeting of stockholders. The Bylaws will also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might make it more difficult to bring matters before the special meeting.

Exclusive Forum Selection. The Charter provides that, unless we consent to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (3) action asserting a claim against the Company or any director or officer of the Company (a) action arising pursuant to any provision of the DGCL or the Charter or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine of the law of the State of Delaware will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. This forum selection provision does not apply to any action asserting claims arising under the Exchange Act or the Securities Act. The forum provision further provides that the federal district courts of the United States of America will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any action asserting claims arising under the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Charter. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of the directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duties as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of this provision is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for a breach of fiduciary duties as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith or knowingly or intentionally violated the law.

The Charter and the Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

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In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing

Our common stock is traded on Nasdaq under the symbol “MVST”.

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DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

We may issue warrants to purchase common stock, preferred stock, units or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We may issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;
•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•	whether such warrants will be issued in registered form or bearer form;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	United States federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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SELLING STOCKHOLDER

The selling stockholder named below may offer and sell from time to time in the future up to an aggregate of 5,500,000 shares of our common stock, par value $0.0001 per share, underlying the presently exercisable warrants (the “Common Stock Purchase Warrants”) issued to the selling stockholder in connection with the Loan and Security Agreement (as restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated May 28, 2024. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholder may offer all, some or none of its shares of common stock. We cannot advise you as to whether the selling stockholder will exercise the Common Stock Purchase Warrant or sell any or all of such shares of common stock. In addition, the selling stockholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below.

	Shares of Common Stock Beneficially Owned Prior to this Offering (1) (2) (3)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After this Offering (3)
Name of Selling Stockholder			Number (3)	Percent (4)
Yang Wu	140,536,953(5)	5,500,000	135,036,953	41.7%

(1)	Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	The information set forth in the table above is based upon information obtained from the selling stockholder.

(3)	Includes shares of common stock which are not being offered pursuant to this prospectus.

(4)	All percentage calculations are based on 323,893,237 shares of common stock outstanding as of January 13, 2025 and are rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

(5)	Includes: (i) 50,000,000 shares of Common Stock of the Company that may be received upon the conversion of certain convertible loans in the aggregate amount of $25,000,000 for which the principal balance may be converted, in whole or in part, in increments of $100,000 into shares of Common Stock at an initial conversion rate of two shares of Common Stock per $1.00 of principal to be converted; (ii) the Common Stock Purchase Warrants to purchase 5,500,000 shares of Common Stock; and (iii) 2,000,000 shares of Common Stock held by the selling stockholder’s children over which the selling stockholder has sole voting and shared dispositive power.

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PLAN OF DISTRIBUTION

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	to or through underwriters or broker-dealers;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of securities at a stipulated price per share and/or warrant;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an ex-change or other similar offerings through sales agents;
•	in privately negotiated transactions, whether through an options exchange or otherwise;
•	in options transactions;
•	in sales of other ways not involving market makers or established trading markets, including direct sales to purchasers;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

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Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification against specified liabilities, including liabilities incurred under the Securities Act, or to contribution to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or related free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock and public warrants which are listed on Nasdaq will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Allen Overy Shearman Sterling US LLP, Houston, Texas.

EXPERTS

The financial statements of Microvast Holdings, Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://microvast.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2024, June 30, 2024 and March 31, 2024, filed with the SEC on November 12, 2024, August 9, 2024 and May 9, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 18, 2024, February 9, 2024, April 1, 2024, April 12, 2024, April 24, 2024, May 3, 2024, June 4, 2024, July 5, 2024, July 11, 2024, August 21, 2024, August 23, 2024, September 27, 2024, October 18, 2024, October 23, 2024, and December 5, 2024; and

•	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, as subsequently amended or updated for the purpose of updating the description of our common stock.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address: Microvast Holdings, Inc., 12603 Southwest Freeway, Suite 300, Stafford, Texas 77477.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$ 40,085.41
Accounting fees and expenses	$ *
Legal fees and expenses	$ *
Transfer agent and trustee fees	$ *
Listing fees	$ *
Financial printing and miscellaneous expenses	$ *

Total expenses	$ *

*These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Our Certificate of Incorporation provides that our officers and directors are indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Our Bylaws permit us to secure insurance on behalf of any officer, director, employee or agent of the Company for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into indemnification agreements with each of our officers and directors, a form of which is incorporated by reference in this registration statement. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

(a) Exhibits.

Exhibit	Description
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Merger, dated as of February 1, 2021, by and among Tuscan Holdings Corp., TSCN Merger Sub Inc., and Microvast, Inc. (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on July 2, 2021).
3.1	Second Amended and Restated Certificate of Incorporation of Microvast Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
3.2	Amended and Restated Bylaws of Microvast Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
4.2*	Specimen Warrant Certificate
4.3*	Form of Preferred Stock Certificate of Designations
4.4*	Form of Unit Agreement
4.5*	Form of Warrant Agreement
5.1	Opinion of Allen Overy Shearman Sterling US LLP (filed herewith)
23.1	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP (filed herewith)
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)
107	Filing Fee Table (filed herewith)

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Stafford, Texas, on this 24th day of January, 2025.

MICROVAST HOLDINGS, INC.

By:	/s/ Fariyal Khanbabi

Name:	Fariyal Khanbabi
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Yang Wu and Fariyal Khanbabi as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yang Wu	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 24, 2025
Yang Wu

/s/ Fariyal Khanbabi	Chief Financial Officer (Principal Financial Officer)	January 24, 2025
Fariyal Khanbabi

/s/ Lu Gao	Chief Accounting Officer (Principal Accounting Officer)	January 24, 2025
Lu Gao

/s/ Yixin (Shing) Pan	Director	January 24, 2025
Yixin (Shing) Pan

/s/ Ying Wei	Director	January 24, 2025
Ying Wei

/s/ Arthur Wong	Director	January 24, 2025
Arthur Wong

/s/ Isida Tushe	Director	January 24, 2025
Isida Tushe

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